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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE


We consent to the use in this Registration Statement relating to 7,759,335 shares of Common Stock of GeriMed of America, Inc. on Form S-1 of our report dated March 14, 2000, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of GeriMed of America, Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.




DELOITTE & TOUCHE LLP

Denver, Colorado
March 31, 2000